   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
   PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                              TRIAD HOSPITALS LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 67-1762164
   (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

     13455 NOEL ROAD, 20TH FLOOR                          75240
            DALLAS, TEXAS                              (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE
              OFFICES)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (615) 344-2000

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED


    COMMON STOCK, $.01 PAR VALUE                 NEW YORK STOCK EXCHANGE


   PREFERRED STOCK PURCHASE RIGHTS               NEW YORK STOCK EXCHANGE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE

                COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:

       MORTON A. PIERCE, ESQ.                      DONALD P. FAY, ESQ.
        DEWEY BALLANTINE LLP                      SENIOR VICE PRESIDENT
     1301 AVENUE OF THE AMERICAS                   AND GENERAL COUNSEL
    NEW YORK, NEW YORK 10019-6092                    TRIAD GROUP LLC
           (212) 259-8000                      13455 NOEL ROAD, 20TH FLOOR
                                                   DALLAS, TEXAS 75240

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

TRIAD HOSPITALS LLC

INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

ITEM 1. BUSINESS.

  The information required by this item is contained under the sections "Summary"; "Triad Management's Discussion and Analysis of Financial Condition and Results of Operations"; "Triad Business"; and "Triad Hospitals, Inc. Index
to Combined Financial Statements" in the Information Statement dated      ,
1999 annexed hereto as Exhibit 2.1 (the "Information Statement") and such sections are incorporated herein by reference.

ITEM 2. FINANCIAL INFORMATION.

  The information required by this item is contained under the sections "Summary"; "Triad Unaudited Pro Forma Condensed Combined Financial Statements"; "Triad Summary Financial Data"; and "Triad Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Information Statement and such sections are incorporated herein by reference.

ITEM 3. PROPERTIES.

  The information required by this item is contained under the section "Triad Business--Properties" in the Information Statement and such section is incorporated herein by reference.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

  The information required by this item is contained under the section "Triad Security Ownership by Certain Beneficial Owners and Management" in the Information Statement and such section is incorporated herein by reference.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

  The information required by this item is contained under the sections "Triad Management" and "Triad Description of Capital Stock--Limited Liability and Indemnification Provisions" in the Information Statement and such sections are incorporated herein by reference.

ITEM 6. EXECUTIVE COMPENSATION.

  The information required by this item is contained under the section "Triad Management--Executive Compensation" in the Information Statement and such section is incorporated herein by reference.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

  The information required by this item is contained under the sections "Summary"; "The Distribution"; and "Arrangements Among Columbia/HCA, LifePoint and Triad Relating to the Distribution" in the Information Statement and such sections are incorporated herein by reference.

ITEM 8. LEGAL PROCEEDINGS.

  The information required by this item is contained under the section "Triad Business--Legal Proceedings" in the Information Statement and such section is incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

  The information required by this item is contained under the sections "Summary"; "Risk Factors--Market Uncertainties With Respect to LifePoint Common Stock and Triad Common Stock"; "The Distribution--Market for LifePoint Common Stock and Triad Common Stock"; and "Dividend Policy--Triad"; in the Information Statement and such sections are incorporated herein by reference.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

  This item is not applicable.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

  The information required by this item is contained under the sections "Risk Factors--Anti-Takeover Provisions"; "Triad Description of Capital Stock"; and "The Distribution--Market for LifePoint Common Stock and Triad Common Stock" in the Information Statement and such sections are incorporated herein by reference.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The information required by this item is contained under the section "Triad Description of Capital Stock--Limited Liability and Indemnification Provisions" in the Information Statement and such section is incorporated herein by reference.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

  The information required by this item is contained under the sections "Summary"; "Triad Unaudited Pro Forma Condensed Combined Financial Statements"; "Triad Summary Financial Data"; "Triad Management's Discussion and Analysis of Financial Condition and Results of Operations"; and "Triad Hospitals, Inc. Index to Combined Financial Statements" in the Information Statement and such sections are incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

  This item is not applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) The information required by this item is contained under the section "Triad Hospitals, Inc. Index to Combined Financial Statements" in the Information Statement and such section is incorporated herein by reference.

  (b) The following documents are filed as exhibits hereto:

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  2.1    Information Statement dated as of      , 1999.
  2.2**  Form of Distribution Agreement to be entered into by and among
         Columbia/HCA Healthcare Corporation, LifePoint Hospitals, Inc. and
         Triad Hospitals, Inc.
  3.1    Form of Certificate of Incorporation of Triad Hospitals, Inc. to be in
         effect on the distribution date.
  3.2    Form of By-Laws of Triad Hospitals, Inc. to be in effect on the distribution date.
  4**    Form of Rights Agreement, dated as of      , 1999, between Triad
         Hospitals, Inc. and     , as rights agent.

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
 10.1**    Form of Tax Sharing and Indemnification Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint
           Hospitals, Inc. and Triad Hospitals, Inc.
 10.2**    Form of Benefits and Employment Matters Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint
           Hospitals, Inc. and Triad Hospitals, Inc.
 10.3**    Form of Insurance Allocation and Administration Agreement to be
           entered into by and among Columbia/HCA Healthcare Corporation,
           LifePoint Hospitals, Inc. and Triad Hospitals, Inc.
 10.4**    Form of Group Purchasing Member Agreement to be entered into by and between Columbia/HCA Healthcare Corporation and Triad Hospitals,
           Inc.
 10.5**    Form of Transitional Services Agreement to be entered into by and between Columbia/HCA Healthcare Corporation and Triad Hospitals,
           Inc.
 10.6**    Form of Computer and Data Processing Services Agreement to be
           entered into by and between Columbia Information Systems, Inc. and
           Triad Hospitals, Inc.
 10.7**    Form of Agreement to Share Telecommunications Services to be entered into by and between Columbia Information Systems, Inc. and Triad
           Hospitals, Inc.
 10.8**    Form of Sub-Lease Agreement to be entered into by and between Triad
           Hospitals, Inc. and Columbia/HCA Healthcare Corporation.
 10.9* **  Triad Hospitals, Inc. 1998 Long-Term Incentive Plan.
 10.10* ** Triad Hospitals, Inc. 1999 Annual Incentive Plan.
 10.11* ** Triad Hospitals, Inc. Executive Stock Purchase Plan.
 21**      Subsidiaries of Triad Hospitals, Inc. as of the distribution date.
 27.1      Financial Data Schedule.
 27.2      Financial Data Schedule.
 27.3      Financial Data Schedule.
 27.4      Financial Data Schedule.

--------
 * Compensatory plan or arrangement.
** To be filed by amendment.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                          Triad Hospitals LLC

Date: December 11, 1998                       /s/ Donald P. Fay
                                          By: _________________________________
                                              Donald P. Fay
                                              Senior Vice President & General
                                              Counsel

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
  2.1      Information Statement dated as of      , 1999.
  2.2**    Form of Distribution Agreement to be entered into by and among
           Columbia/HCA Healthcare Corporation, LifePoint Hospitals, Inc. and
           Triad Hospitals, Inc.
  3.1      Form of Certificate of Incorporation of Triad Hospitals, Inc. to be
           in effect on the distribution date.
  3.2      Form of By-Laws of Triad Hospitals, Inc. to be in effect on the distribution date.
  4**      Form of Rights Agreement, dated as of      , 1999, between Triad
           Hospitals, Inc. and     , as rights agent.
 10.1**    Form of Tax Sharing and Indemnification Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint
           Hospitals, Inc. and Triad Hospitals, Inc.
 10.2**    Form of Benefits and Employment Matters Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint
           Hospitals, Inc. and Triad Hospitals, Inc.
 10.3**    Form of Insurance Allocation and Administration Agreement to be
           entered into by and among Columbia/HCA Healthcare Corporation,
           LifePoint Hospitals, Inc. and Triad Hospitals, Inc.
 10.4**    Form of Group Purchasing Member Agreement to be entered into by and between Columbia/HCA Healthcare Corporation and Triad Hospitals,
           Inc.
 10.5**    Form of Transitional Services Agreement to be entered into by and between Columbia/HCA Healthcare Corporation and Triad Hospitals,
           Inc.
 10.6**    Form of Computer and Data Processing Services Agreement to be
           entered into by and between Columbia Information Systems, Inc. and
           Triad Hospitals, Inc.
 10.7**    Form of Agreement to Share Telecommunications Services to be entered into by and between Columbia Information Systems, Inc. and Triad
           Hospitals, Inc.
 10.8**    Form of Sub-Lease Agreement to be entered into by and between Triad
           Hospitals, Inc. and Columbia/HCA Healthcare Corporation.
 10.9* **  Triad Hospitals, Inc. 1998 Long-Term Incentive Plan.
 10.10* ** Triad Hospitals, Inc. Employee Stock Ownership Plan.
 10.11* ** Triad Hospitals, Inc. 1999 Annual Incentive Plan
 10.12* ** Triad Hospitals, Inc. Executive Stock Purchase Plan
 21**      Subsidiaries of Triad Hospitals, Inc. as of the distribution date.
 27.1      Financial Data Schedule.
 27.2      Financial Data Schedule.
 27.3      Financial Data Schedule.
 27.4      Financial Data Schedule.

--------
 * Compensatory plan or arrangement.
** To be filed by amendment.